April 19, 2013
CNX Gas Company LLC
CNX Center
1000 CONSOL Energy Drive
Canonsburg, PA 15317
Attention: Nicholas J. DeIuliis
Re:     Amendment No. 1 to the Asset Acquisition Agreement to Extend Time for the Title Dispute Date and establish the Title Defect Notice Date
Dear Mr. DeIuliis:

Reference is made to the Asset Acquisition Agreement (“AAA”), dated August 17, 2011, between CNX Gas Company LLC (“CONSOL”) and Noble Energy, Inc. (“Noble”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the AAA.
Whereas, Noble has submitted to CONSOL Title Defect Notices from the time of Closing through April 1, 2013, and pursuant to Section 5.3 of the AAA, the Title Dispute Date (as defined in the AAA) was sixty (60) days from the date of each Title Defect Notice.
Whereas, due to the volume of Title Defects that have been submitted to CONSOL, Noble and CONSOL agree that both parties would benefit from an extension of the Title Dispute Date in order to adequately address these Title Defects.
Therefore, CONSOL and Noble hereby agree to amend the AAA to extend the Title Dispute Date, for Title Defects which were submitted prior to or on April 1, 2013 (including but not limited to those Title Defects referenced in Noble’s letter to CONSOL dated March 28, 2013, regarding Preliminary Title Defect Notices (a copy of which is attached hereto as Exhibit “A”)), from 60 days to 120 days after April 1, 2013 (the “Extension”). Additionally, CONSOL and Noble hereby agree to amend the AAA to make the Title Defect Notice Date April 1, 2013 for all Title Defects asserted by Noble, regardless of when any particular Title Defect Notice was asserted by Noble (the “New Title Defect Notice Date”). As such, CONSOL will have the right, but not the obligation to cure any Title Defects asserted by Noble for a period of 180 days after April 1, 2013 (the “New Cure Period”). However, the Extension, New Title Defect Notice

Date and the New Cure Period shall not apply to Title Defects that have already been conceded by CONSOL. Except as amended hereby, the AAA shall remain unchanged and in full force and effect.
Best Regards,

Noble Energy, Inc.

By: /s/ Shawn E. Conner
Name: Shawn E. Conner
Title: Vice President

Acknowledged and agreed as of the date first set forth above

CNX Gas Company LLC

By: /s/ Stephen W. Johnson
Name:    Stephen W. Johnson
Title:    Senior Vice President

Cc:     Gary Willingham
Donnie Moore
John Lewis
Aaron Carlson